EXHIBIT 99.1

For Immediate Release
Contact: Bill Davis
Perficient, Inc.
314-529-3555
bill.davis@perficient.com

PERFICIENT REPORTS SECOND QUARTER 2010 RESULTS

~ Exceeds Analyst Estimates, EBITDAS up 77%, Non-GAAP earnings per share up 88%, Increases Share Repurchase Program ~

Saint Louis – August 5, 2010 – Perficient, Inc. (NASDAQ: PRFT) a leading information technology consulting firm serving Global 2000 and other large enterprise customers throughout North America, today reported financial results for the quarter ended June 30, 2010.

Financial Highlights

For the second quarter ended June 30, 2010:

▪	Revenues increased 23% to $55.5 million from $44.9 million during the second quarter of 2009;
▪	Services revenue increased 18% to $47.9 million from $40.8 million during the second quarter of 2009;
▪
Sequential organic services revenue growth was 6.7% and 11.3% on a trailing four quarters average annualized basis compared to negative 9.4% and negative 26.3%, respectively, in the second quarter of 2009;

▪	Earnings per share results on a fully diluted basis increased to $0.07 from a loss of $0.01 during the second quarter of 2009;
▪	Non-GAAP earnings per share (see attached schedule which reconciles to GAAP earnings per share) on a fully diluted basis increased to $0.15 from $0.08 during the second quarter of 2009;
▪	EBITDAS (a non-GAAP measure; see attached schedule which reconciles to GAAP net income) increased 77% to $7.1 million from $4.0 million during the second quarter of 2009;
▪	Net income for the second quarter 2010 was $2.1 million compared to a loss of $0.2 million during the second quarter of 2009;
▪
The Company continued to generate strong operating cash flow during the second quarter resulting in $30.3 million in cash, cash equivalents and investments as of June 30, 2010, flat compared to March 31, 2010, even after repurchasing 480,000 shares of its stock during the quarter at a cost of $4.9 million;

▪
Since the stock repurchase program’s inception in 2008, the Company has repurchased 5.1 million shares at a cost of $33.5 million.  On August 3, 2010, the Company’s Board of Directors authorized the repurchase of up to an additional $10.0 million of common stock for a total repurchase program of $50.0 million;

▪	The March 2010 acquisition of Kerdock Consulting, LLC realized strong initial results; and
▪	Continued to grow our offshore presence in China with revenues up 12% sequentially and 63% year-over-year in the second quarter of 2010.

“Perficient delivered an extraordinary second quarter, demonstrating our third consecutive quarter of sequential revenue and earnings growth,” said Jeff Davis, Perficient’s chief executive officer and president. “Top and bottom line results were the strongest they’ve been since 2008. Bookings in the first half of 2010 are up nearly 40% over 2009 and we’ve got substantial momentum headed into the second half of the year.”

“We’re growing revenues and earnings, repurchasing shares and building our cash position,” said Paul Martin, Perficient’s chief financial officer. “Our balance sheet strength allows us to invest for growth, continue to pursue our M&A strategy and execute against our recently-expanded share repurchase program. Our ability to capitalize on growth opportunities has never been stronger.”

Other Highlights

Among other achievements, Perficient:

-- Added new customer relationships and follow-up projects with leading companies including:  Apollo Group, Blue Cross Blue Shield Massachusetts, Calamos Investments, Cardinal Health, EchoStar, Edelman, First Solar, FordDirect, Honda, Lexmark, Luxottica, Ohio Mutual Insurance Group, Owens Corning, Premier, Toyota, Wheaton Van Lines, and many others;

-- Was named as the sole recipient of IBM’s 2010 Smarter Decision Management Award winner;

-- Was recognized by Healthcare Informatics magazine as among the largest healthcare technology consulting firms in the country.

Business Outlook
The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially.

The Company expects its third quarter 2010 services and software revenue, including reimbursed expenses, to be in the range of $50.9 million to $54.4 million, comprised of $48.4 million to $50.9 million of revenue from services including reimbursed expenses and $2.5 million to $3.5 million of revenue from sales of software. The midpoint of third quarter 2010 guidance represents growth of 20% over third quarter 2009 revenue.

Conference Call Details
Perficient will host a conference call regarding second quarter 2010 financial results today at 9:00 a.m. EST.

WHAT: Perficient Second Quarter 2010 Results
WHEN: Thursday, August 5, 2010, at 9:00 a.m. EST
CONFERENCE CALL NUMBERS: 888-713-4199 (U.S. and Canada) 617-213-4861 (International)
PARTICIPANT PASSCODE: 86337478
REPLAY TIMES: Thursday, August 5, 2010, at 11:00 a.m. EST, through Thursday, August 12, 2010
REPLAY NUMBER: 888-286-8010 (U.S. and Canada) 617-801-6888 (International)
REPLAY PASSCODE: 12045874

About Perficient
Perficient is a leading information technology consulting firm serving Global 2000 and enterprise customers throughout North America. Perficient’s professionals serve clients from a network of offices across North America and three offshore locations, in Eastern Europe, India and China. Perficient helps clients use Internet-based technologies to improve productivity and competitiveness, strengthen relationships with customers, suppliers and partners, and reduce information technology costs. Perficient, traded on the Nasdaq Global Select Market(SM), is a member of the Russell 2000® index and the S&P SmallCap 600 index. Perficient is an award-winning "Premier Level" IBM business partner, a TeamTIBCO partner, a Microsoft National Systems Integrator and Gold Certified Partner, a Documentum Select Services Team Partner, and an Oracle Certified Partner. For more information, please visit www.perficient.com.

Safe Harbor Statement
Some of the statements contained in this news release that are not purely historical statements discuss future expectations or state other forward-looking information related to financial results and business outlook for 2010.  Those statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements.  The “forward-looking” information is based on management’s current intent, belief, expectations, estimates and projections regarding our company and our industry.  You should be aware that those statements only reflect our predictions.  Actual events or results may differ substantially.  Important factors that could cause our actual results to be materially different from the forward-looking statements are disclosed under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2009 and our quarterly reports on Form 10-Q for the quarter ended March 31, 2010 and June 30, 2010. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.  This cautionary statement is provided pursuant to Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  The forward-looking statements in this release are made only as of the date hereof and we undertake no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future.

About Non-GAAP Financial Information
This press release includes non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), please see the section entitled “About Non-GAAP Financial Measures” and the accompanying tables entitled “Reconciliation of GAAP to Non-GAAP Measures.”

PERFICIENT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

Revenues
Services	$47,931	$40,762	$90,592	$85,742
Software and hardware	5,152	1,789	9,225	5,708
Reimbursable expenses	2,377	2,378	4,558	4,771
Total revenues	55,460	44,929	104,375	96,221

Cost of revenues
Project personnel costs	29,623	27,622	57,363	57,774
Software and hardware costs	4,526	1,575	8,207	5,182
Reimbursable expenses	2,377	2,378	4,558	4,771
Other project related expenses	1,448	917	2,712	2,040
Stock compensation	534	734	1,164	1,412
Total cost of revenues	38,508	33,226	74,004	71,179

Gross margin	16,952	11,703	30,371	25,042

Selling, general and administrative	10,398	8,440	18,913	17,166
Stock compensation	2,047	1,708	3,914	3,493
	4,507	1,555	7,544	4,383

Depreciation	195	393	342	868
Amortization	1,072	1,106	2,014	2,217
Acquisition costs	-	-	406	-
Income from operations	3,240	56	4,782	1,298

Net interest income	41	90	70	188
Net other income	22	82	26	258
Income before income taxes	3,303	228	4,878	1,744
Provision for income taxes	1,252	424	1,959	1,025
Net income (loss)	$2,051	$(196)	$2,919	$719

Basic net income (loss) per share	$0.08	$(0.01)	$0.11	$0.03

Diluted net income (loss) per share	$0.07	$(0.01)	$0.10	$0.02

Shares used in computing basic
net income (loss) per share	27,183	27,799	27,101	28,031
Shares used in computing diluted
net income (loss) per share	28,736	27,799	28,609	28,775

PERFICIENT, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)
(in thousands)

	June 30.	December 31,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$14,634	$17,975
Short-term investments	7,144	6,327
Total cash, cash equivalents and short-term investments	21,778	24,302
Accounts receivable, net	42,860	38,244
Prepaid expenses	972	1,258
Other current assets	1,067	1,534
Total current assets	66,677	65,338
Long-term investments	8,533	3,652
Property and equipment, net	1,623	1,278
Goodwill	106,640	104,168
Intangible assets, net	7,318	7,605
Other non-current assets	3,642	2,769
Total assets	$194,433	$184,810

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$3,523	$3,657
Other current liabilities	17,115	11,476
Total current liabilities	20,638	15,133
Other non-current liabilities	1,457	1,329
Total liabilities	22,095	16,462

Stockholders' equity:
Common stock	32	32
Additional paid-in capital	215,087	208,003
Accumulated other comprehensive loss	(327)	(273)
Treasury stock	(33,488)	(27,529)
Accumulated deficit	(8,966)	(11,885)
Total stockholders' equity	172,338	168,348
Total liabilities and stockholders' equity	$194,433	$184,810

About Non-GAAP Financial Measures
Perficient, Inc. (“Perficient”) provides non-GAAP measures for EBITDAS (earnings before interest, income taxes, depreciation, amortization, and stock compensation), net income and net income per share data as supplemental information regarding Perficient’s business performance. Perficient believes that these non-GAAP financial measures are useful to investors because they provide investors with a better understanding of Perficient’s past financial performance and future results. Perficient’s management uses these non-GAAP financial measures when it internally evaluates the performance of Perficient’s business and makes operating decisions, including internal operating budgeting, performance measurement and the calculation of bonuses and discretionary compensation.  Management excludes stock-based compensation related to employee stock options and restricted stock awards, the amortization of intangible assets, acquisition costs, and income tax effects of the foregoing, when making operational decisions.

Perficient believes that providing the non-GAAP measures that management uses to its investors is useful because it allows investors to evaluate Perficient’s performance using the same methodology and information that is used by Perficient’s management. Specifically, non-GAAP net income is used by management primarily to review business performance and determine performance based incentive compensation for executives and other employees.  Management uses EBITDAS to measure operating profitability, evaluate trends, and make strategic business decisions.

Non-GAAP measures are subject to inherent limitations because they do not include all of the expenses included under GAAP and because they involve the exercise of judgment of which charges are excluded from the non-GAAP financial measure. However, Perficient’s management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of EBITDAS, non-GAAP net income and non-GAAP net income per share. In addition, some items that are excluded from non-GAAP net income and non-GAAP earnings per share can have a material impact on cash. Management compensates for these limitations by evaluating the non-GAAP measure together with the most directly comparable GAAP measure. Perficient has historically provided non-GAAP measures to the investment community as a supplement to its GAAP results, to enable investors to evaluate Perficient’s business performance in the way that management does. Perficient’s definition may be different from similar non-GAAP measures used by other companies and/or analysts.

The non-GAAP adjustments, and the basis for excluding them, are outlined below:

Stock-based Compensation
Perficient incurs stock-based compensation expense under Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation. Perficient excludes this item for the purposes of calculating EBITDAS, non-GAAP net income and non-GAAP net income per share because it is a non-cash expense that Perficient believes is not reflective of its business performance. The nature of the stock-based compensation expense also makes it very difficult to estimate prospectively, since the expense will vary with changes in the stock price and market conditions at the time of new grants, varying valuation methodologies, subjective assumptions and different award types, making the comparison of current results with forward looking guidance potentially difficult for investors to interpret. The tax effects of stock-based compensation expenses may also vary significantly from period to period, without any change in underlying operational performance, thereby obscuring the underlying profitability of operations relative to prior periods.  Perficient believes that non-GAAP measures of profitability that exclude stock-based compensation are widely used by analysts and investors.

Amortization of Intangible Assets
Perficient has incurred amortization of intangible assets, included in its GAAP financial statements, primarily related to various acquisitions Perficient has made. Management excludes these items for the purpose of calculating EBITDAS, non-GAAP net income and non-GAAP net income per share. Perficient believes that eliminating this expense from its non-GAAP measures is useful to investors because the amortization of intangible assets can be inconsistent in amount and frequency and is significantly impacted by the timing and magnitude of Perficient’s acquisition transactions, which also vary substantially in frequency from period to period.

Acquisition Costs
Perficient incurs transaction costs related to acquisitions which are expensed in its GAAP financial statements.  Management excludes these items for the purposes of calculating EBITDAS, non-GAAP net income and non-GAAP net income per share.  Perficient believes that excluding these expenses from its non-GAAP measures is useful to investors because these are non-recurring expenses associated with each transaction and are inconsistent in amount and frequency causing comparison of current and historical financial results to be difficult.

Adjustment to Fair Value of Contingent Consideration
Perficient is required to remeasure its contingent consideration liability related to acquisitions each reporting period until the contingency is settled.  Any changes in fair value are recognized in earnings.  Management excludes these items for the purposes of calculating non-GAAP net income and non-GAAP net income per share.  Perficient believes that excluding these adjustments from its non-GAAP measures is useful to investors because these are non-recurring events and are inconsistent in amount and frequency from period to period.

PERFICIENT, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(unaudited)
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
GAAP Net Income (Loss)	$2,051	$(196)	$2,919	$719
Additions:
Provision for income taxes	1,252	424	1,959	1,025
Amortization	1,072	1,106	2,014	2,217
Acquisition costs	-	-	406	-
Adjustment to fair value of contingent consideration	(30)	-	(30)	-
Stock compensation	2,581	2,442	5,078	4,905
Non-GAAP Adjusted Net Income Before Tax	6,926	3,776	12,346	8,866
Income tax for non-GAAP items (1)	(2,694)	(1,507)	(4,815)	(3,564)
Non-GAAP Net Income	$4,232	$2,269	$7,531	$5,302

GAAP Net Income (Loss) Per Share (diluted)	$0.07	$(0.01)	$0.10	$0.02
Non-GAAP Net Income Per Share (diluted)	$0.15	$0.08	$0.26	$0.18
Shares used in computing GAAP Net Income (Loss) Per Share (diluted)	28,736	27,799	28,609	28,775
Shares used in computing Non-GAAP Net Income Per Share (diluted)	28,736	28,776	28,609	28,775

(1) The estimated non-GAAP effective tax rate of 38.9% and 39.9% for the three months ended June 30, 2010 and 2009, respectively, and 39.0% and 40.2% for the six months ended June 30, 2010 and 2009, respectively, has been used to calculate the provision for income taxes for non-GAAP purposes.

PERFICIENT, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(unaudited)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
GAAP Net Income (Loss)	$2,051	$(196)	$2,919	$719
Additions:
Provision for income taxes	1,252	424	1,959	1,025
Net other income	(22)	(82)	(26)	(258)
Net interest income	(41)	(90)	(70)	(188)
Amortization	1,072	1,106	2,014	2,217
Depreciation	195	393	342	868
Acquisition costs	-	-	406	-
Stock compensation	2,581	2,442	5,078	4,905
EBITDAS (1)	$7,088	$3,997	$12,622	$9,288

(1) EBITDAS is a non-GAAP performance measure and is not intended to be a performance measure that should be regarded as an alternative to or more meaningful than either GAAP operating income or GAAP net income. EBITDAS measures presented may not be comparable to similarly titled measures presented by other companies.